UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

Corus Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2009, Paula Manley gave notice of her resignation as First Vice President and Chief Accounting Officer of Corus Bankshares, Inc. (the “Company”) and Corus Bank, N.A. (the “Bank” and, together with the Company, “Corus”), effective September 3, 2009. Ms. Manley is resigning to pursue other opportunities and not as a result of any dispute or disagreement with the Company regarding its financial reporting, accounting policies or any other matter. The Company does not currently intend to appoint a new Chief Accounting Officer. However, Michael Minnaugh, the Chief Financial Officer of Corus, will assume the responsibilities of principal accounting officer for Corus following Ms. Manley’s departure. Mr. Minnaugh was appointed as the Chief Financial Officer of Corus on June 16, 2009. The Form 8-K filed by the Company with the Securities and Exchange Commission on June 22, 2009 announcing Mr. Minnaugh’s appointment as the Chief Financial Officer of Corus and containing the disclosures required by Item 5.02(c) of Form 8-K is incorporated herein by reference. Mr. Minnaugh will not receive any additional compensation in connection with the assumption of these responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Michael J. Minnaugh
Michael J. Minnaugh
Chief Financial Officer
(Principal Financial Officer and Duly Authorized
Officer of the Registrant)

Date: August 24, 2009